Ridgestone Financial Services, Inc. and Subsidiary
Brookfield, Wisconsin
Consolidated Financial Statements
Years Ended December 31, 2004 and 2003

Ridgestone Financial Services, Inc. and Subsidiary

Consolidated Financial Statements
Years Ended December 31, 2004 and 2003

Independent Auditor’s Report

Board of Directors
Ridgestone Financial Services, Inc.
Brookfield, Wisconsin

We have audited the accompanying consolidated balance sheets of Ridgestone Financial Services, Inc. and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ridgestone Financial Services, Inc. and Subsidiary at December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Wipfli LLP

February 10, 2005
Milwaukee, Wisconsin

Ridgestone Financial Services, Inc. and Subsidiary

Consolidated Balance Sheets
December 31, 2004 and 2003

Assets	2004	2003
Cash and due from banks	$3,148,806	$2,955,356
Federal funds sold	0	2,278,000
Short-term investments	0	500,000

Cash and cash equivalents	3,148,806	5,733,356
Interest-bearing deposits	50,116	551,079
Securities available for sale	22,019,504	750,060
Loans held for sale	0	650,000
Loans, net of allowance for loan losses of $750,137 and $729,643 in
2004 and 2003, respectively	78,636,923	74,396,985
Premises and equipment, net	2,519,866	2,501,472
Cash surrender value of life insurance	2,443,483	2,360,516
Accrued interest receivable and other assets	2,178,972	1,429,231

TOTAL ASSETS	$110,997,670	$88,372,699

Liabilities and Stockholders’ Equity

Liabilities:
Demand deposits	$11,924,695	$14,249,810
Savings and NOW deposits	27,968,211	27,282,946
Other time deposits	51,342,121	31,123,775

Total deposits	91,235,027	72,656,531
Federal funds purchased	2,109,000	0
Borrowed funds	6,000,000	4,500,000
Subordinated debentures	1,550,000	1,550,000
Accrued interest payable and other liabilities	1,669,798	1,718,084

Total liabilities	102,563,825	80,424,615

Stockholders’ equity:
Preferred stock, no par value, 2,000,000 shares authorized,
no shares issued	0	0
Common stock, no par value, 10,000,000 shares authorized, 918,204 shares
and 897,241 shares issued in 2004 and 2003, respectively	8,760,492	8,574,703
Retained earnings (accumulated deficit)	175,495	(133,664)
Accumulated other comprehensive income (loss)	(9,127)	60
Treasury stock, at cost - 50,000 shares in 2004 and 2003	(493,015)	(493,015)

Total stockholders’ equity	8,433,845	7,948,084

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$110,997,670	$88,372,699

See accompanying notes to consolidated financial statements.

Ridgestone Financial Services, Inc. and Subsidiary

Consolidated Statements of Income
Years Ended December 31, 2004 and 2003

	2004	2003
Interest and dividend income:
Loans, including fees	$4,391,372	$4,886,964
Investment securities - Taxable	107,767	30,353
Other interest and dividend income	27,744	19,246

Total interest and dividend income	4,526,883	4,936,563

Interest expense:
Deposits	1,128,573	1,184,418
Federal funds purchased	4,933	30,018
Borrowed funds and subordinated debentures	240,274	224,735

Total interest expense	1,373,780	1,439,171

Net interest income	3,153,103	3,497,392
Provision for loan losses	50,000	393,000

Net interest income after provision for loan losses	3,103,103	3,104,392

Noninterest income:
Customer service fees	201,743	162,136
Net gain on sale of loans	120,950	427,151
Increase in cash surrender value of life insurance	110,808	126,000
Gain on sale of securities available for sale	0	5,290
Other income	163,406	176,826

Total noninterest income	596,907	897,403

Noninterest expense:
Salaries and benefits	1,853,539	1,692,844
Occupancy	163,219	140,351
Furniture and equipment	93,300	89,799
Computer services	122,526	144,490
Professional fees	350,590	234,512
Other expenses	627,757	670,489

Total noninterest expense	3,210,931	2,972,485

Income before provision for income taxes	489,079	1,029,310
Provision for income taxes	179,920	355,509

Net income	$309,159	$673,801

Basic earnings per share	$0.36	$0.78

Diluted earnings per share	$0.32	$0.72

See accompanying notes to consolidated financial statements.

Ridgestone Financial Services, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity
Years Ended December 31, 2004 and 2003

	Common Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance, January 1, 2003	$8,423,619	($807,465)	($15,243)	$0	$7,600,911
Comprehensive income:
Net income		673,801			673,801
Change in unrealized gains and losses
on securities available for sale			20,593		20,593
Reclassification adjustment for gains
realized in income			(5,290)		(5,290)

Total comprehensive income					689,104
Tax benefit of nonqualified stock
options exercised	41,700				41,700
Issuance of 19,582 shares of common
stock	109,384				109,384
Purchase of 50,000 shares of treasury
stock				(493,015)	(493,015)

Balance, December 31, 2003	8,574,703	(133,664)	60	(493,015)	7,948,084
Comprehensive income:
Net income		309,159			309,159
Change in unrealized gains and losses
on securities available for sale			(15,271)		(15,271)
Tax impact			6,084		6,084

Total comprehensive income					299,972
Tax benefit of nonqualified stock
options exercised	43,550				43,550
Issuance of 20,963 shares of common
stock	142,239				142,239

Balance, December 31, 2004	$8,760,492	$175,495	($9,127)	($493,015)	$8,433,845

See accompanying notes to consolidated financial statements.

Ridgestone Financial Services, Inc. and Subsidiary

Consolidated Statements of Cash Flows
Years Ended December 31, 2004 and 2003

	2004	2003
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$309,159	$673,801

Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for depreciation	155,700	151,216
Gain on sale of securities available for sale	0	(5,290)
Provision for loan losses	50,000	393,000
Increase in cash surrender value of life insurance, net of cost	(82,967)	(108,000)
Provision for deferred income taxes	518	39,934
Gain on sale of fixed assets	(6,652)	0
Changes in operating assets and liabilities:
Loans held for sale	650,000	1,510,021
Accrued interest receivable and other assets	(750,259)	(261,605)
Accrued interest payable and other liabilities	1,348	141,614

Total adjustments	17,688	1,860,890

Net cash provided by operating activities	326,847	2,534,691

Cash flows from investing activities:
Net (increase) decrease in interest-bearing deposits	500,963	(463,652)
Maturities, prepayments, sales, and calls of available-for-sale securities	450,000	108,993
Purchases of available-for-sale securities	(21,734,715)	(700,000)
Net increase in loans	(4,289,938)	(1,539,160)
Proceeds from sales of premises and equipment	15,030	0
Purchases of premises and equipment	(182,472)	(163,954)

Net cash used in investing activities	(25,241,132)	(2,757,773)

See accompanying notes to consolidated financial statements.

Ridgestone Financial Services, Inc. and Subsidiary

Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2004 and 2003

	2004	2003
Cash flows from financing activities:
Net increase in deposits	$18,578,496	$1,470,591
Net change in federal funds purchased	2,109,000	(1,112,000)
Proceeds from borrowings	6,000,000	0
Principal payments on borrowings	(4,500,000)	0
Proceeds from issuance of subordinated debentures	0	1,550,000
Proceeds from issuance of common stock	142,239	109,384
Purchase of treasury stock	0	(493,015)

Net cash provided by financing activities	22,329,735	1,524,960

Net increase (decrease) in cash and cash equivalents	(2,584,550)	1,301,878
Cash and cash equivalents at beginning	5,733,356	4,431,478

Cash and cash equivalents at end	$3,148,806	$5,733,356

Supplemental cash flow information:
Cash paid during the year for:
Interest on deposits and borrowings	$1,380,374	$1,441,101
Income taxes	151,000	230,000
Noncash investing and financing activities:
Tax benefit of nonqualified stock options exercised	$43,550	$41,700

See accompanying notes to consolidated financial statements.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1	Summary of Significant Accounting Policies

Consolidation — The consolidated financial statements of Ridgestone Financial Services, Inc. (the “Company”) include the accounts of its wholly owned subsidiary, Ridgestone Bank (the “Bank”). The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in consolidation.

Nature of Banking Activities— The consolidated income of the Company is principally from the income of the Bank. The Bank grants commercial, residential, and consumer loans to and accepts deposits from customers primarily in southeastern Wisconsin. The Bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Company and the Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

Use of Estimates — In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

Cash and Cash Equivalents—For purposes of reporting cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, and short-term investments, all of which mature within 90 days.

Interest-Bearing Deposits in Banks —Interest-bearing deposits in banks mature within one year and are carried at cost.

Securities —Securities are classified as available for sale and are carried at fair value, with unrealized gains and losses reported in other comprehensive income, net of the related deferred tax effect. Amortization of premiums and accretion of discounts are recognized in interest income using the interest method over the life of the securities. Declines in fair value of securities that are deemed to be other-than-temporary, if applicable, are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers independent price quotations, projected target prices of investment analysts within the short term, and the financial condition of the issuer. Gains and losses on the sale of securities are recorded on the trade date and determined using the specific-identification method.

Federal Home Loan Bank Stock—As a member of the Federal Home Loan Bank (FHLB) system, the Bank is required to hold stock in the FHLB based on the anticipated amount of FHLB borrowings to be advanced. This stock is recorded at cost, which approximates fair value. Transfer of the stock is substantially restricted. Total FHLB stock of $780,800 and $248,800 as of December 31, 2004 and 2003, respectively, is included in other assets.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Loans Held for Sale —Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. All sales are made without recourse.

Loans —Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, reduced by the allowance for loan losses and any deferred fees or costs in originating loans. Interest income is accrued on the unpaid principal balance. The accrual of interest income on impaired loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower’s ability to meet payment of interest or principal when they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Cash collections on impaired loans are credited to the loan receivable balance and no interest income is recognized on those loans until the principal balance is current. Loans are returned to accrual status when the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses— The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance for loan losses is adequate to cover probable credit losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance is provided for losses that have been incurred as of the balance sheet date and is based on past events and current economic conditions, and does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions.

A loan is considered impaired when, based on current information and events, it is probable the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Impairment is measured on a loan-by-loan basis for commercial and commercial real estate loans by the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectibility from information available to them at the time of their examination.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Premises and Equipment —Premises and equipment are stated at cost, net of accumulated depreciation. Provisions for depreciation are computed on straight-line and accelerated methods over the estimated useful lives of the assets, which range from 15 to 40 years for buildings and 3 to 10 years for equipment. Gains or losses on disposition of premises and equipment are reflected in income.

Other Real Estate Owned —Other real estate owned, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair value less cost to sell. At the date of foreclosure, losses are charged to the allowance for loan losses. After foreclosure, revenue and expenses from operations and changes in the valuation allowance are included in income as incurred.

Profit Sharing Plan —The Company has established a trusteed contributory 401(k) profit sharing plan for qualified employees. The Company’s policy is to fund contributions as accrued.

Income Taxes — The Company files a consolidated federal income tax return and separate company state income tax returns. Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur federal tax liabilities.

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the allowance for loan losses, deferred compensation, and depreciation. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation Plan— At December 31, 2004, the Company has a stock-based employee compensation plan which is described more fully in Note 12. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, no stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the approximate market value of the underlying common stock on the date of grant. The following table illustrates, in accordance with Statement of Financial Accounting Standards (SFAS) No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

	2004	2003
Net income - As reported	$309,159	$673,801
Deduct: Total stock-based employee compensation
expense determined under a fair value based method
for all awards granted, net of related tax effects	(108,153)	(109,128)

Pro forma net income	$201,006	$564,673

Basic earnings per share - As reported	$0.36	$0.78
Pro forma basic earnings per share	$0.23	$0.66
Diluted earnings per share - As reported	$0.32	$0.72
Pro forma diluted earnings per share	$0.21	$0.60

Off-Balance-Sheet Financial Instruments — In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they become payable or when related fees are incurred or received.

Rate Lock Commitments —The Bank enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates. The Bank’s rate lock commitments were $282,600 at December 31, 2004.

Segment Information —The Company, through its banking subsidiary, provides a full range of consumer and commercial banking services to individuals and businesses in the Milwaukee Metropolitan area. These services include demand, time, and savings deposits; safe deposit services; credit cards; secured and unsecured consumer, commercial, and real estate loans; ATM processing; and cash management.

While the Company’s chief decision makers monitor the revenue streams of various Company products and services, operations are managed and financial performance is evaluated on a companywide basis. Accordingly, all of the Company’s banking operations are considered by management to be aggregated in one reportable operating segment.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

Comprehensive Income —Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains and losses on securities available for sale, net of tax, which are recognized as a separate component of equity, accumulated other comprehensive income (loss).

Earnings per Share —Earnings per share are computed based upon the weighted average number of common shares outstanding during each year. In the computation of diluted earnings per share, all dilutive stock options are assumed to be exercised at the beginning of each year and the proceeds are used to purchase shares of the Company’s common stock at the average market price during the year.

A reconciliation of the numerators and the denominators of earnings per share assuming dilution are:

	Income	Shares	Per Share Amount
2004
Earnings	$309,159	860,735	$0.36
Effect of options		98,301

Earnings - Assuming dilution	$309,159	959,036	$0.32

2003
Earnings	$673,801	859,756	$0.78
Effect of options		74,134

Earnings - Assuming dilution	$673,801	933,890	$0.72

New Accounting Pronouncements —In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, Share-Based Payment, which replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires that the cost of share-based payment transactions (including those with employees and nonemployees) be recognized in the financial statements. SFAS No. 123R applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1	Summary of Significant Accounting Policies (Continued)

New Accounting Pronouncements (Continued)

The Company plans to adopt SFAS No. 123R, as required, on January 1, 2006. While the Company is still in the process of evaluating the effect of the FASB statement on the financial statements, Note 1 does disclose the effect on earnings had SFAS No. 123 been adopted in prior periods. Since the statement will be adopted using the modified-prospective method, the effect the adoption will have on the financial statements can be materially impacted by the number of options granted in future periods.

FASB Interpretation (FIN) No. 46 required the Company to deconsolidate its investment in the Ridgestone Capital Trust I (the “Capital Trust”) on the effective date. As a result, the Company’s Consolidated Statements of Financial Condition include junior subordinated debt (“Subordinated Debt”), and the related interest expense is included as a component of interest expense on the Company’s Consolidated Statements of Income. Prior to the adoption of FIN No. 46, the Company’s Consolidated Statements of Financial Condition reported the “Guaranteed Preferred Beneficial Interest in Company’s Debentures” in its Statement of Condition, which represented the trust preferred securities issued by the Capital Trust. Prior periods have been restated to reflect the change.

The deconsolidation of subsidiary trusts of bank holding companies formed in connection with the issuance of trust preferred securities, like the Capital Trust, appears to be an unintended consequence of FIN No. 46. It is currently unknown if, or when, the FASB will address this issue. In July 2003, the Board of Governors of the Federal Reserve System issued a supervisory letter instructing bank holding companies to continue to include the trust preferred securities in their Tier 1 capital for regulatory capital purposes until notice is given to the contrary. The Federal Reserve has proposed regulations that would allow bank holding companies, such as the Company, to continue to count trust preferred securities up to 25% of Tier 1 capital. The Company will continue to meet its regulatory capital requirements if the proposal is adopted in its current form.

Reclassifications —Certain 2003 amounts have been reclassified to conform to the 2004 presentation. The reclassifications have no effect on reported amounts of net income or equity.

Note 2	Cash and Due From Banks

The Bank is required to maintain vault cash and reserve balances with federal reserve banks based upon a percentage of deposits. These requirements approximated $216,000 and $244,000 at December 31, 2004 and 2003, respectively.

In the normal course of business, the Bank maintains cash and due from bank balances with correspondent banks which routinely exceed insured amounts. Accounts at each institution are insured by the Federal Deposit Insurance Corporation for up to $100,000. Total uninsured balances at December 31, 2004, were approximately $630,000. The Bank monitors the financial condition of correspondent banks and believes credit risk is minimal.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3	Securities

Amortized costs and estimated fair value of available for sale securities as of December 31, 2004 and 2003, are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
December 31, 2004
U.S. government and federal agencies	$800,000	$93	($716)	$799,377
State and municipal securities	3,142,132	1,252	0	3,143,384
Capital securities	700,000	0	0	700,000
Mortgage-backed securities	17,392,583	19	(15,859)	17,376,743

Total	$22,034,715	$1,364	($16,575)	$22,019,504

December 31, 2003
Capital securities	$700,000	$0	$0	$700,000
Other equity securities	50,000	60	0	50,060

Total	$750,000	$60	$0	$750,060

Following is a summary of the proceeds from sales of investment securities available for sale, as well as gross gains and losses for the years ended December 31:

	2004	2003
Proceeds from sale of securities	$0	$108,993
Gross gains on sales	0	21,830
Gross losses on sales	0	16,540

As of December 31, 2004, the carrying value of securities pledged to secure FHLB advances was $500,093. There were no securities pledged at December 31, 2003.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3	Securities (Continued)

The following is a summary of amortized cost and estimated fair value of debt securities by contractual maturity as of December 31, 2004. Contractual maturities will differ from expected maturities for mortgage-related securities because borrowers may have the right to call or prepay obligations without penalties.

	Amortized Cost	Estimated Fair Value
Due in one year or less	$0	$0
Due after one year through five years	800,000	799,377
Due after five years through ten years	1,642,053	1,643,305
Due after ten years	2,200,079	2,200,079

Subtotal	4,642,132	4,642,761
Mortgage-related securities	17,392,583	17,376,743

Total	$22,034,715	$22,019,504

The contractual maturities of the capital securities are greater than 15 years. Expected maturities will differ from contractual maturities because the borrowers have the right to call or prepay the obligations without penalties. Typically, these securities are callable after five years.

The following table shows the fair value and gross unrealized losses of securities with unrealized losses at December 31, 2004, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less Than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In Thousands)
U.S. government and
federal agencies	$299,284	$716	$0	$0	$299,284	$716
Mortgage-backed securities	4,235,666	15,859	0	0	4,235,666	15,859

Total temporarily impaired
securities	$4,534,950	$16,575	$0	$0	$4,534,950	$16,575

At December 31, 2004, five debt securities have unrealized losses with aggregate depreciation of 0.4% from the Company’s amortized cost basis. These unrealized losses relate principally to the increase in interest rates and are not due to changes in the financial condition of the issuer. In analyzing an issuer’s financial condition, management considers whether the securities are issued by a government body or agency, whether a rating agency has downgraded the securities, and industry analysts’ reports. Since management has the ability to hold debt securities until maturity (or the foreseeable future for securities available for sale), no declines are deemed to be other than temporary.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4	Loans

Major classification of loans is as follows at December 31:

	2004	2003
Real estate:
Construction	$8,470,000	$6,175,933
Commercial	29,766,527	24,910,619
Residential	15,845,455	16,506,285
Commercial	24,774,005	26,931,914
Installment and consumer	531,073	601,877

Subtotals	79,387,060	75,126,628
Less - Allowance for loan losses	750,137	729,643

Loans, net	$78,636,923	$74,396,985

An analysis of impaired loans at December 31 follows:

	2004	2003
Impaired loans with a valuation allowance	$385,331	$492,331
Impaired loans without a valuation allowance	0	50,590

Total impaired loans	385,331	542,921
Less - Allowance for loan losses	279,000	194,000

Net investment in impaired loans	$106,331	$348,921

An analysis of impaired loans and nonperforming loans for the years ended December 31 follows:

	2004	2003
Average recorded investment	$634,754	$524,345

Interest income recognized	$0	$0

Interest income recognized using the cash basis	$0	$0

Nonaccrual loans	$385,331	$286,770

Loans past due 90 days or more and still accruing	$0	$0

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4	Loans (Continued)

The Bank, in the ordinary course of business, grants loans to the Company’s executive officers and directors, including affiliated companies in which they are principal owners. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features.

Activity in related-party loans during 2004 is summarized below:

Loans outstanding, January 1	$3,706,649
New loans	1,464,241
Repayments	(3,233,425)

Loans outstanding, December 31	$1,937,465

Note 5	Allowance for Loan Losses

The allowance for loan losses reflected in the accompanying consolidated financial statements represents the allowance available to absorb loan losses. An analysis of changes in the allowance is presented in the following table for the years ended December 31:

	2004	2003
Balance at beginning	$729,643	$736,118
Charge-offs	(29,762)	(401,329)
Recoveries of amounts charged off	256	1,854
Provision charged to operations	50,000	393,000

Balance at end	$750,137	$729,643

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 6	Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation at December 31 and are summarized as follows:

	2004	2003
Land	$232,200	$232,200
Buildings and leasehold improvements	2,390,706	2,362,254
Furniture and equipment	1,320,367	1,224,469

Totals	3,943,273	3,818,923
Less - Accumulated depreciation and amortization	1,423,407	1,317,451

Net depreciated value	$2,519,866	$2,501,472

Note 7	Deposits

The aggregate amount of time deposits, each with a minimum denomination of $100,000, was $29,882,238 and $14,664,070 at December 31, 2004 and 2003, respectively.

At December 31, 2004, the scheduled maturities of time deposits are as follows:

2005	$34,170,705
2006	9,522,811
2007	5,772,719
2008	793,656
2009	1,082,230

Total	$51,342,121

Note 8	Borrowed Funds

Borrowed funds consist of FHLB advances and are summarized as follows at December 31:

	2004	2003
Fixed rate of 2.20%, due May 2005	$1,500,000	$0
Fixed rate of 2.03%, due January 2006	1,500,000	0
Fixed rate of 2.70%, due January 2007	1,500,000	0
Fixed rate of 3.32%, due September 2007	1,500,000	0
Fixed rate of 3.61% to 3.99%, due during 2004	0	4,500,000

Total borrowed funds	$6,000,000	$4,500,000

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 8	Borrowed Funds (Continued)

FHLB advances are subject to a prepayment penalty if they are repaid prior to maturity. The FHLB advances are secured by FHLB stock of $780,800 and $248,800 at December 31, 2004 and 2003, respectively, and a blanket lien consisting principally of one- to four-family real estate loans totaling approximately $5,763,000 and $8,081,000 at December 31, 2004 and 2003, respectively. In addition, the Bank has pledged individual secured small business loans totaling $2,055,000, and securities with a carrying value of $500,093 at December 31, 2004. On December 31, 2004, the Bank had deficient collateral of approximately $804,000. Subsequent to the balance sheet date, the Bank delivered $850,000 to its demand deposit account with the FHLB as additional collateral. In addition, as of the balance sheet date, the Bank had securities in excess of $20,000,000 available to pledge as collateral, supporting additional potential borrowing of over $19,000,000.

Note 9	Subordinated Debentures

On June 30, 2003, Ridgestone Capital Trust I, a Delaware business trust wholly owned by the Company, completed the sale of $1.5 million trust preferred securities (the “trust preferred securities”). The trust preferred securities were sold in a private placement to institutional investors. The Capital Trust used the proceeds from the offering to purchase a like amount of the Company’s Subordinated Debentures (the “Debentures”). The Debentures are the sole assets of the Capital Trust.

The trust preferred securities mature in 30 years and have a 7.00% fixed rate from June 30, 2003 through June 29, 2008. The rate resets on June 30, 2008, and every five years thereafter on June 30, to the five-year rate of the LIBOR Swap Curve (as made available on Bloomberg Financial Markets) plus 3.50 percentage points. The rate for the first ten years (until June 29, 2013) may not exceed 12%. The trust preferred securities may be called in part or in full on June 30, 2008, and quarterly thereafter, with 30 days’ notice, in a minimum principal amount of $500,000 and in increments of $10,000 thereafter. The trust preferred securities are mandatorily redeemable upon the maturity of the Debentures on June 30, 2033, or upon earlier redemption.

The Company has fully and unconditionally guaranteed all of the obligations of the Capital Trust. The guarantee covers the quarterly distributions and payments on liquidation or redemption of the trust preferred securities, but only to the extent of funds held by the Capital Trust. The trust preferred securities qualify under the risk-based capital guidelines as Tier 1 capital for regulatory purposes.

The Company used the proceeds from the sales of the Debentures for general corporate purposes.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10	Income Taxes

The provision for income taxes included in the accompanying consolidated financial statements consists of the following components at December 31:

	2004	2003
Current tax expense:
Federal	$115,666	$268,431
State	45,104	47,144

Total current	160,770	315,575

Deferred tax expense:
Federal	414	32,041
State	104	7,893

Total deferred	518	39,934

Change in valuation allowance	18,632	0

Total provision for income taxes	$179,920	$355,509

The net deferred tax assets in the accompanying consolidated balance sheets include the following amounts of deferred tax assets and liabilities at December 31:

	2004	2003
Deferred tax assets
Allowance for loan losses	$208,619	$254,081
Deferred compensation	407,910	326,989
Net operating loss carryovers	30,163	11,531
Unrealized loss on investment securities available for sale	6,084	0
Other	8,312	3,154

Total deferred tax assets	661,088	595,755

Deferred tax liabilities:
Depreciation	(114,221)	(77,519)
FHLB stock	(27,254)	(14,705)
Prepaid expenses	(10,516)	0

Total deferred tax liabilities	(151,991)	(92,224)

Total valuation allowance recognized for net deferred tax assets	(30,163)	(11,531)

Net deferred tax asset	$478,934	$492,000

The Company has state net operating loss carryforwards of approximately $578,000. The net operating losses begin to expire in 2017. The valuation allowance has been recognized to adjust deferred tax assets to the amount of tax net operating losses expected to be realized. If realized, the tax benefit for this item will reduce current tax expense for that period.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10	Income Taxes (Continued)

A reconciliation of statutory federal income taxes based upon income before taxes to the provision for income taxes for the years ended December 31 follows:

	2004		2003
	Amount	% of Pretax Income	Amount	% of Pretax Income
Federal income taxes at statutory rate	$166,287	34.0	$349,965	34.0
Increases in taxes resulting from state income taxes,
net of federal tax benefit	29,837	6.1	36,324	3.5
Increase in cash surrender value of life insurance	(31,779)	(6.5)	(36,720)	(3.6)
Other, net	15,575	3.2	5,940	0.6

Total provision for income taxes	$179,920	36.8	$355,509	34.5

Note 11	Profit Sharing Plan

The Company has a trusteed 401(k) plan. The plan is available to substantially all employees. Contributions to the plan are based on the Company achieving desired profitability, and additional discretionary contributions can be authorized by the Board of Directors. Employees are allowed to defer a portion of their salary to the plan up to the amount allowed by federal law. The Company contributed $9,557 and $28,950 in 2004 and 2003, respectively.

Note 12	Stock Option Plan

The Ridgestone Financial Services, Inc. 1996 Stock Option Plan as amended (the “Plan”) provides for the granting of options to purchase up to 525,000 shares of common stock to key officers and employees of the Company. Options granted to date under the Plan have been granted at the fair market value of the common stock on the date of the grant. Options granted under the Plan may be exercised 33.33% per year, become fully vested after three years following the date of grant, and must be exercised within a ten-year period.

The fair value of the awards is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions in 2004 and 2003: zero percent dividend yield; expected volatility of 21.9% and 22.0%, respectively; risk-free interest rate of 4.00% and 4.21%, respectively; and expected lives that coincide with the option period of ten years.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 12	Stock Option Plan (Continued)

Activity for the years ended December 31 is summarized in the following table:

	2004		2003
	Shares	Weighted Average Price	Shares	Weighted Average Price
Outstanding - Beginning of year	446,150	$9.83	412,182	$9.91

Options:
Granted	500	12.45	54,050	8.82
Exercised	(20,963)	8.86	(19,582)	5.59
Canceled or forfeited	(25,909)	10.62	(500)	7.90

Net change	(46,372)		33,968

Outstanding - End of year	399,778	$9.94	446,150	$9.83

Exercisable at year-end	354,053		333,967
Weighted average fair value of options granted		$5.28		$3.82
Available for future grant at year-end	83,073		57,664

The following table summarizes information about Plan awards outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$5.00 - $9.00	203,069	6.69 years	$6.50	159,511	$6.04
$9.00 - $13.00	105,304	3.29 years	$11.10	103,137	$11.09
$13.00 - $18.50	91,405	2.84 years	$16.23	91,405	$16.23

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 13	Salary Continuation Agreements

The Company has entered into salary continuation agreements with various executive officers. The agreements provide for the payment of specified amounts upon employees’ retirement or death, which is being accrued over the anticipated remaining period of employment. Amounts accrued and included within other liabilities were $1,040,216 and $823,383 as of December 31, 2004 and 2003, respectively. Expenses recognized for future benefits under these agreements totaled $216,833 and $185,097 in 2004 and 2003, respectively.

Note 14	Commitments and Contingencies

In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized in the consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and issuing letters of credit as they do for on-balance-sheet instruments.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 14	Commitments and Contingencies (Continued)

A summary of the contract or notional amount of the Company’s exposure to off-balance-sheet risk as of December 31, 2004 and 2003, is as follows:

	2004	2003
Commitments to extend credit:
Fixed	$5,850,994	$2,880,712
Variable	19,508,798	17,507,136
Credit card commitments	1,224,799	1,092,182
Standby letters of credit	340,000	144,998

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. Credit card commitments are unsecured.

As of December 31, 2004, the Company does not engage in the use of interest rate swaps, futures, or option contracts.

Note 15	Concentration of Credit Risk

Practically all of the Bank’s loans, commitments, and standby letters of credit have been granted to customers in the Bank’s market area. Although the Bank has a diversified loan portfolio, the ability of its debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the Bank. The concentration of credit by type of loan is set forth in Note 4.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 16	Retained Earnings

The principal source of liquidity for the Company will be dividends from the Bank. Under Wisconsin law, the Bank is restricted as to the maximum amount of dividends it may pay on its common stock. A Wisconsin bank may not pay dividends except out of net earnings. A bank’s ability to pay dividends may also be restricted in the event that losses in excess of undivided profits have been charged against surplus and may be further limited based on the ability of the Bank to maintain capital ratios satisfactory to applicable agencies. Federal regulators have authority to prohibit a bank from engaging in any action deemed by it to constitute an unsafe or unsound practice, including payment of dividends.

Note 17	Regulatory Capital Requirements

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table that follows) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital (as defined) to average assets (as defined). Management believes that as of December 31, 2004, the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2004, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since these notifications that management believes have changed the Bank’s category.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 17	Regulatory Capital Requirements (Continued)

The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective ActionProvisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2004:
Total capital (to risk-weighted assets)	$9,793,000	10.3%	$7,622,480	8%	$9,528,100	10%
Tier I capital (to risk-weighted assets	$9,043,000	9.5%	$3,811,240	4%	$5,716,860	6%
Tier I capital (to average assets)	$9,043,000	9.6%	$3,771,840	4%	$4,714,800	5%
December 31, 2003:
Total capital (to risk-weighted assets)	$9,273,000	11.3%	$6,539,760	8%	$8,174,700	10%
Tier I capital (to risk-weighted assets	$8,544,000	10.5%	$3,269,886	4%	$4,904,820	6%
Tier I capital (to average assets)	$8,544,000	9.5%	$3,609,240	4%	$4,511,500	5%

Note 18	Fair Value of Financial Instruments

Current accounting standards require the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company’s financial instruments.

Cash and Short-Term Investments —The carrying amounts reported in the consolidated balance sheets for cash and due from banks, interest-bearing deposits in other financial institutions, and federal funds sold approximate the fair value of these assets.

Securities —Fair values are based on quoted market prices, where available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans —Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, residential mortgage, and other consumer. The fair value of loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based on the Company’s repayment schedules for each loan classification. In addition, for impaired loans, marketability and appraisal values for collateral were considered in the fair value determination.

FHLB Stock and Cash Surrender Value of Life Insurance — The carrying amount reported in the consolidated balance sheets approximates the fair value of assets.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 18	Fair Value of Financial Instruments (Continued)

Deposit Liabilities —The fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits, savings, NOW accounts, and money market accounts, is equal to the amount payable on demand at the reporting date. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate reflects the credit quality and operating expense factors of the Company.

Federal Funds Purchased —The carrying amount reported in the consolidated balance sheets for federal funds purchased approximates the liability’s fair value.

Borrowed Funds —The fair values of the Company’s borrowed funds are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Subordinated Debentures —The carrying amount of accrued interest approximates its fair value.

Accrued Interest —The carrying amount of accrued interest approximates its fair value.

Off-Balance-Sheet Instruments —The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the current interest rates, and the present creditworthiness of the counterparties. Since this amount is immaterial, no amounts for fair value are presented.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 18	Fair Value of Financial Instruments (Continued)

The carrying amount and estimated fair value of financial instruments at December 31, 2004 and 2003, were as follows:

	2004		2003
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$3,148,806	$3,148,806	$5,733,356	$5,733,356
Interest-bearing deposits	50,116	50,116	551,079	551,079
Securities available for sale	22,019,504	22,019,504	750,060	750,060
FHLB stock	780,800	780,800	248,800	248,800
Loans held for sale	0	0	650,000	650,000
Loans, net	78,636,923	76,189,640	74,396,985	75,302,183
Cash surrender value of life
insurance	2,443,483	2,443,483	2,360,516	2,360,516
Accrued interest receivable	485,005	485,005	369,750	369,750
Financial liabilities:
Deposits	91,235,027	91,208,131	72,656,531	72,973,659
Federal funds purchased	2,109,000	2,109,000	0	0
Borrowed funds	6,000,000	5,908,184	4,500,000	4,523,641
Subordinated debentures	1,550,000	1,550,000	1,550,000	1,550,000
Accrued interest payable	412,956	412,956	419,550	419,550

Limitations —Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on- and off-balance-sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial assets or liabilities include premises and equipment, and other assets and other liabilities. In addition, the tax ramifications related to the realization of the unrealized gains or losses can have a significant effect on fair value estimates and have not been considered in the estimates.

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 19	Parent Company Only Financial Statements

Balance Sheets December 31, 2004 and 2003

Assets	2004	2003
Cash and cash equivalents	$654,048	$182,207
Interest-bearing deposits	50,116	551,079
Securities available for sale	0	50,060
Investment in subsidiaries	9,084,206	8,594,385
Accrued interest receivable and other assets	195,475	127,357

TOTAL ASSETS	$9,983,845	$9,505,088

Liabilities and Stockholders’ Equity

Liabilities:
Subordinated debentures	$1,550,000	$1,550,000
Accrued interest payable and other liabilities	0	7,004

Total liabilities	1,550,000	1,557,004

Stockholders’ equity:
Preferred stock, no par value, 2,000,000 shares
authorized, no shares issued	0	0
Common stock, no par value, 10,000,000 shares
authorized, 918,204 shares and 897,241 shares
issued in 2004 and 2003, respectively	8,760,492	8,574,703
Retained earnings (accumulated deficit)	175,495	(133,664)
Accumulated other comprehensive income (loss)	(9,127)	60
Treasury stock, at cost - 50,000 shares in 2004 and 2003	(493,015)	(493,015)

Total stockholders’ equity	8,433,845	7,948,084

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,983,845	$9,505,088

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 19	Parent Company Only Financial Statements (Continued)

Statements of Income Years Ended December 31, 2004 and 2003

	2004	2003
Income:
Interest on deposits in banks	$3,068	$6,410
Gain on sale of securities	0	5,290
Other income	5,325	4,500

Total income	8,393	16,200

Expenses:
Interest on subordinated debentures	108,500	54,250
Professional fees	83,009	51,596
Other expenses	38,454	30,665

Total expenses	229,963	136,511

Loss before credit for income taxes and equity in
undistributed earnings of subsidiary	(221,570)	(120,311)
Credit for income taxes	(75,331)	(48,000)

Loss before equity in undistributed earnings of subsidiary	(146,239)	(72,311)
Equity in undistributed earnings of subsidiary	455,398	746,112

Net income	$309,159	$673,801

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 19	Parent Company Only Financial Statements (Continued)

Statements of Cash Flows Years Ended December 31, 2004 and 2003

	2004	2003
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$309,159	$673,801

Adjustments to reconcile net income to net cash
used in operating activities:
Gain on sale of investment securities	0	(5,290)
Equity in undistributed earnings of subsidiary	(455,398)	(746,112)
Changes in operating assets and liabilities:
Accrued interest receivable and other assets	(68,118)	(95,408)
Accrued interest payable and other liabilities	(7,004)	6,445

Total adjustments	(530,520)	(840,365)

Net cash used in operating activities	(221,361)	(166,564)

Cash flows from investing activities:
Investment in subsidiary	0	(550,000)
Net (increase) decrease in interest-bearing deposits	500,963	(463,652)
Proceeds from maturities, prepayments, sales, and
calls of available-for-sale securities	50,000	108,993

Net cash provided by (used in) investing activities	550,963	(904,659)

Cash flows from financing activities:
Proceeds from issuance of subordinated debentures	0	1,550,000
Proceeds from issuance of common stock	142,239	109,384
Purchases of treasury stock	0	(493,015)

Net cash provided by financing activities	142,239	1,166,369

Net increase in cash and cash equivalents	471,841	95,146
Cash and cash equivalents at beginning	182,207	87,061

Cash and cash equivalents at end	$654,048	$182,207

Supplemental cash flow information:
Cash paid during the year for interest on borrowings	$108,500	$54,250
Noncash investing and financing activities:
Tax benefit of nonqualified stock options exercised	$43,550	$41,700

Ridgestone Financial Services, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 20	Subsequent Events

On December 22, 2004, management stated its intention to delist the Company’s stock. On March 7, 2005, the Company filed Form 15 to officially delist, and so the Company is no longer under the reporting requirements of the Securities and Exchange Commission.

On February 10, 2005, the Company also adopted a Stockholder Rights Plan. The plan includes the declaration of a dividend of one Preferred Share Purchase Right on each share of the Company’s common stock. The dividend occurred on February 21, 2005. The Rights are only exercisable if a person or group acquires or offers a tender offer, consummation of which would result in ownership of 10% or more of the common stock. The Rights entitle stockholders the opportunity to purchase one-hundredth of one share of a series of the Company’s preferred stock at an initial price of $40 per one-hundredth of one share.